FOR IMMEDIATE RELEASE

RCS Capital Corporation to Participate in JMP Securities Financial Services and
Real Estate Conference on October 1, 2013

New York, New York, September 26, 2013 – RCS Capital Corporation (“RCAP”) (NYSE: RCAP) announced today that it will participate in the JMP Securities Financial Services and Real Estate Conference in New York, New York on Tuesday, October 1, 2013. William M. Kahane, Chief Executive Officer, will make a presentation at 3:30 p.m. E.T. The presentation will be webcast live. Details on accessing the live webcast can be found below:

Date: Tuesday, October 1, 2013

Time: 3:30 p.m. Eastern Time

Webcast Link: http://wsw.com/webcast/jmp22/RCAP

After clicking on the webcast link, participants will be directed to the conference registration page and are required to fill out the necessary information to register for the live webcast.

The webcast will be available to view at www.rcscapital.com for 90 days following the live presentation.

About RCAP

RCAP is a publicly traded Delaware holding company listed on the New York Stock Exchange formed to operate and grow businesses focused on the retail direct investment industry. RCAP holds a direct minority economic interest in Realty Capital Securities, LLC, a FINRA-registered wholesale broker-dealer and an investment banking and capital markets business, American National Stock Transfer, LLC, an SEC-registered transfer agent, and RCS Advisory Services, LLC, a transaction management services business. Additional information about RCAP can be found on its website at www.rcscapital.com. RCAP may disseminate information about itself, including the results of its operations and financial information, via social media platforms such as Facebook, LinkedIn and Twitter.

Important Notice

The statements in this press release include statements regarding the intent, belief or current expectations of RCAP and members of our management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “strives,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Actual results may differ materially from those contemplated by such forward-looking statements, including those set forth in the Risk Factors section of RCAP’s prospectus. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Investor Inquiries:

Anthony J. DeFazio	Brian S. Block, CFO
DDCworks	RCS Capital Corporation
tdefazio@ddcworks.com	bblock@arlcap.com
Ph: 484-342-3600	Ph: 866-904-2988